                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Eagle Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             EAGLE BANCSHARES, INC.
                                 4419 COWAN ROAD
                              TUCKER, GEORGIA 30084
                                 (770) 908-6690










July 22, 1999

DEAR FELLOW SHAREHOLDER:


         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Eagle Bancshares, Inc. (the "Company" or "Eagle"), which will be held at the Marriott Century Center Hotel, 2000 Century Boulevard, Atlanta, Georgia, on Thursday, August 26, 1999 at 10:30 a.m., local time (the "Annual Meeting").

         The following Proxy Statement outlines the business to be conducted at the Annual Meeting, which includes proposals to elect two directors for a term of three years and until their successors are elected and qualified, and to ratify the appointment of Arthur Andersen LLP, as independent public accountants.

         Enclosed are the Notice of Meeting, Proxy Statement, form(s) of proxy card and the 1999 Annual Report. WE HOPE YOU CAN ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT FOR YOU TO COMPLETE THE ENCLOSED PROXY CARD(S) AND RETURN THE PROXY CARD(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

         If you have any questions about the Proxy Statement or the 1999 Annual Report, please let us hear from you.

                                            Sincerely,



                                            C. Jere Sechler, Jr.
                                            Chairman of the Board

                             EAGLE BANCSHARES, INC.
                                 4419 COWAN ROAD
                              TUCKER, GEORGIA 30084


                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 26, 1999



         NOTICE HEREBY IS GIVEN that the 1999 Annual Meeting of Shareholders of Eagle Bancshares, Inc. (the "Company" or "Eagle") will be held at the Marriott Century Center Hotel, 2000 Century Boulevard, Atlanta, Georgia, on Thursday, August 26, 1999, at 10:30 a.m., local time (the "Annual Meeting").

         (1) To elect two directors to serve for a term of three years or until their successors have been duly elected and qualified.

         (2) To ratify the appointment of Arthur Andersen LLP, as independent public accountants for the Company for the fiscal year ending March 31, 2000.

         (3) Such other matters as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented for a vote of the shareholders at the Annual Meeting.

         Information relating to the above matters is set forth in the attached Proxy Statement. Shareholders of record at the close of business on July 8, 1999 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                       By Order Of The Board of Directors.




                                       Richard B. Inman, Jr.
                                       Secretary


Tucker, Georgia
July 22, 1999


PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE THE PROXY CARD AND VOTE IN PERSON THOSE SHARES OF STOCK HELD BY YOU OTHER THAN SHARES OF COMMON STOCK ALLOCATED TO AN ACCOUNT FOR YOU PURSUANT TO THE TUCKER FEDERAL SAVINGS & LOAN ASSOCIATION EMPLOYEE STOCK OWNERSHIP PLAN.

                             EAGLE BANCSHARES, INC.
                                 4419 COWAN ROAD
                              TUCKER, GEORGIA 30084



                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 26, 1999



         This Proxy Statement is furnished to the shareholders of Eagle Bancshares, Inc. (the "Company" or "Eagle") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 1999 Annual Meeting of Shareholders of the Company and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at the Marriott Century Center Hotel, 2000 Century Boulevard, Atlanta, Georgia, on Thursday, August 26, 1999, at 10:30 a.m., local time.

         The approximate date on which this Proxy Statement and the accompanying proxy card(s) are first being sent or given to shareholders is July 22, 1999.

         All references to numbers of shares of Common Stock of the Company, $1.00 par value per share (the "Common Stock"), contained in this Proxy Statement have been adjusted as a result of a two-for-one stock split in the form of a 100% stock dividend that occurred on December 21, 1995.


                                     VOTING

GENERAL

         The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is July 8, 1999. On the record date, 5,569,514 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest total number of votes cast "for" or "against" and abstentions (including instructions to withhold authority to vote) will be used.

         In voting for the proposal to elect directors (Proposal 1), shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. The vote required to approve Proposal 1 is governed by Georgia law and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. As a result, in accordance with Georgia law, votes that are withheld will not be counted and will have no effect.

         In voting for the proposal to ratify the Board of Directors' appointment of independent accountants for the Company (Proposal 2), shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Georgia law, and the votes cast favoring such proposal must exceed the votes cast opposing such proposal, provided a quorum is present. As a result, in accordance with Georgia law, abstentions will not be counted and will have no effect.

         Under the rules of the New York Stock Exchange and the American Stock Exchange (the "Exchanges") that govern most domestic stock brokerage firms, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered discretionary" proposals under the rules of the Exchanges. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Such "broker non-votes" will not be considered in determining whether a quorum exists at the Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.

HOLDERS OF COMMON STOCK

         Proxy cards are being transmitted with this Proxy Statement to all holders of Common Stock of the Company. All properly executed proxy cards delivered by shareholders to the Company in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions given. Shareholders should specify their choices on the accompanying proxy card(s). IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR IDENTIFIED ON PAGE 5 AND THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2000. The Board of Directors of the Company does not know of any other business to be brought before the Annual Meeting, but it is intended that, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later dated proxy card or by voting in person at the Annual Meeting.

PARTICIPANTS IN THE 401(K) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN

         Separate proxy cards are being transmitted to all persons who have shares of Common Stock allocated to their accounts as participants or beneficiaries under the Tucker Federal Savings & Loan Association 401(k) Savings and Employee Stock Ownership Plan (the "Plan"). These proxy cards appoint Richard B. Inman, Jr., Zelma B. Martin and Charles Buckner, who act as Trustees for the Plan, to vote the shares held for the accounts of the participants or their beneficiaries in the Plan in accordance with the instructions noted thereon. IN THE EVENT NO PROXY CARD IS RECEIVED FROM A PARTICIPANT OR BENEFICIARY OR A PROXY CARD IS RECEIVED WITHOUT INSTRUCTIONS, OR IN THE EVENT SHARES ARE NOT YET ALLOCATED TO ANY PARTICIPANT'S ACCOUNT, THE TRUSTEES WILL VOTE THE SHARES OF STOCK OF THE PARTICIPANT AND ANY UNALLOCATED SHARES "FOR" THE NOMINEES FOR DIRECTOR IDENTIFIED ON PAGE 5 AND THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2000. The Trustees do not know of any other business to be brought before the Annual Meeting but it is intended that, if any other matters properly come before the Annual Meeting, the Trustees as proxies will vote upon such matters according to their judgment.

         Any Plan participant or beneficiary who executes and delivers a proxy card to the Trustees may revoke it at any time prior to its use by executing and delivering to the Trustees a duly executed proxy card bearing a later date or by giving written notice to the Trustees at the following address: Tucker Federal Savings & Loan Association 401(k) Savings and Employee Stock Ownership Plan, 2355 Main Street, Tucker, Georgia 30084. Under the terms of the Plan, only the Trustees of the Plan can vote the shares allocated to the accounts of participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

COSTS OF SOLICITATION

         In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors, officers and employees in person and by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares of Common Stock held by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company has engaged the services of Corporate Investors Communications, Inc., a proxy solicitation firm, to assist in soliciting proxies from beneficial owners of shares of the Company's Common Stock held by banks, brokerage houses and other custodians, nominees and fiduciaries. The Company anticipates that such assistance will cost approximately $3,500, plus certain out-of-pocket expenses.

PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of March 31, 1999 regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group, based on data furnished to the Company by such persons. Information regarding the beneficial ownership of Common Stock by directors and director nominees is included under "Proposal 1 - Election of Directors" and by executive officers named in the Summary Compensation Table is included under "Executive Officers of the Company."

                                                      NUMBER OF
                                                 SHARES BENEFICIALLY
NAME AND ADDRESS                                       OWNED(1)                           PERCENT OF CLASS
----------------                                      ---------                           ----------------

Dimensional Fund Advisors                             297,050 (2)                               5.33%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Tucker Federal Savings &                              409,316 (3)                               7.35%
Loan Association 401(k) Savings and
Employee Stock Ownership Plan
2355 Main Street
Tucker, Georgia 30084

All directors and                                     755,179 (4)                              13.56%
executive officers
as a group (9 persons)


-------------------


         (1) The stock ownership information shown above has been furnished to the Company by the named persons and members of the group or obtained from information filed with the Securities and Exchange Commission (the "Commission"). Beneficial ownership of the Company's principal shareholders as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock which may be acquired within 60 days. Except as otherwise indicated, the named persons and members of the group have sole voting and investment power with regard to the shares shown as owned by them.

         (2) Dimensional Fund Advisors Inc. ("Dimensional") a registered investment advisor, is deemed to have beneficial ownership of 297,050 shares of Eagle Bancshares, Inc stock as of March 31, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

         (3) The Plan is a tax qualified employee benefit plan covering eligible employees of the Company and its subsidiaries, including Tucker Federal Bank ("Tucker Federal"), Eagle Service Corporation and Prime Eagle Mortgage Corporation. Richard B. Inman, Jr., Zelma B. Martin and Charles Buckner are the Trustees of the Plan. The Trustees may vote only unallocated shares and allocated shares with respect to which the Trustees do not receive timely voting instructions from participants or their beneficiaries. As of March 31, 1999, 322,455 shares held by the Plan were allocated to participants' accounts and 86,861 shares held by the Plan were unallocated. The Trustees disclaim beneficial ownership of shares held by the Plan that are voted by participants.

         (4) Includes 43,200 shares of Common Stock held by the Plan and allocated to the accounts of the executive officers of the Company and 9,036 shares held of record by certain family members of the above-referenced group as to which the respective members of the group disclaim beneficial ownership.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

         The Bylaws of the Company provide that the Board of Directors shall consist of seven members, and the Restated Articles of Incorporation of the Company, as amended, provide that the directors shall be divided into three classes as nearly equal in number as possible. Directors are elected by shareholders for a term of three years and until their successors are elected and qualified. The term of office of one of the classes of directors expires each year, and a new class of directors is elected annually for a term of three years at the Annual Meeting of Shareholders.

         The Board of Directors, acting in its capacity as the Nominating Committee, has nominated Walter C. Alford, and Richard B. Inman, Jr. to stand for election as directors at the Annual Meeting. Mr.Alford has been a director of the Company since 1995, and Mr. Inman was first elected a director of the Company in 1992. If elected by the shareholders, the nominees will serve a three year term until the 2002 Annual Meeting of Shareholders or until their successors are duly elected and qualified. Information regarding the two nominees is set forth below.

         Each of the nominees has consented to serve if elected. If any of the nominees should be unavailable for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card(s) will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.



         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT WALTER C. ALFORD, AND RICHARD B. INMAN, JR. AS DIRECTORS OF THE COMPANY TO HOLD OFFICE FOR A TERM OF THREE YEARS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following table sets forth certain information as of May 12, 1999 regarding the two nominees for director and all current directors whose terms of office will continue after the Annual Meeting.

               DIRECTORS NOMINATED FOR ELECTION TO SERVE UNTIL THE
                       2002 ANNUAL MEETING OF SHAREHOLDERS

                                                                                                          Shares
                                                                                                          Beneficially
                                                                                                          Owned
                                                                                                          (Percent
      Name                   Business Information                                                         of Class)(1)
      ----                   --------------------                                                         ------------

Walter C. Alford             Mr. Alford has been an attorney practicing in Tucker,                         30,786 (2)
                             Georgia since 1974 and has served as General Counsel                              (*)
                             to Tucker Federal since 1995. Mr. Alford, 49, has
                             been a director of the Company and Tucker Federal
                             since April 1995.

Richard B. Inman, Jr.        Mr. Inman has served as President and Chief Executive                         166,040 (3)
                             __________ Officer of Tucker Federal since October                              (2.98%)
                             1990 and as a ______ director of Tucker Federal
                             since 1988. Mr. Inman also has acted as Treasurer of
                             the Company since May 1993. From 1975 until October
                             1990, Mr. Inman was a commercial and investment
                             banker for Citibank, Merrill Lynch, White, Weld &
                             Co., Paine Webber and Wells Fargo, and owned and
                             operated two food companies. Mr. Inman is 47.



                                    DIRECTORS TO SERVE UNTIL THE
                                2001 ANNUAL MEETING OF SHAREHOLDERS


                                                                                                          Shares
                                                                                                          Beneficially
                                                                                                          Owned
                                                                                                          (Percent)
      Name                   Business Information                                                         of Class) (1)
      ----                   --------------------                                                         -------------

Weldon A. Nash, Jr.          Mr. Nash has served as President and Chief Executive                          81,910(4)
                             Officer of Weldon, Inc., a company based in Stone                              (1.47%)
                             Mountain, Georgia which designs, builds and develops
                             residential and commercial properties since January
                             1, 1975. Mr. Nash, 56, was first elected as a
                             director in March 1991.

C. Jere Sechler, Jr.         Mr. Sechler was first elected as a director in April 1995 and                236,185(5)
                             was elected Chairman of the Board in May 1996. Mr. Sechler                     (4.24%)
                             was elected President of the Company in May 1996 and has
                             served as President of Eagle Service Corporation, a wholly owned subsidiary of Tucker Federal since 1991 and as Chairman of the Board of Eagle Real Estate Advisors, Inc., a wholly owned subsidiary of the Company ("EREA"), since 1991. He has been a director of Tucker Federal since 1985 and Chairman of the

                             Board since May 1996. Mr. Sechler is 53.

William F. Waldrop, Jr.      Mr. Waldrop was a partner in and the General Sales Manager                    36,249(6)
                             for Elevator Specialists, Inc. in Atlanta, Georgia for 20 years                   (*)
                             until his retirement in 1996. He remains the Secretary Treasurer and a Director of that Company. He is currently a partner in
                             Noel Shuman Homes, Inc., a home building company.  He was
                             first elected a Director of Southern Crescent Financial Corporation
                             ("SCFC") in 1990 and subsequently was elected to the Tucker Federal
                             Board in 1997 after the Company's acquisition of Southern Crescent
                             Financial Corp.  He was elected a director of the Company in 1998.
                             Mr. Waldrop is 55.


                                    DIRECTORS TO SERVE UNTIL THE
                                2000 ANNUAL MEETING OF SHAREHOLDERS


                                                                                                          Shares
                                                                                                          Beneficially
                                                                                                          Owned
                                                                                                          (Percent
Name                         Business Information                                                         of Class)(1)
----                         --------------------                                                         ------------

George G. Thompson, V.       Mr. Thompson was the Superintendent of Gwinnett County                          7748(7)
                             Public Schools from 1990 until December 1994. He is currently                     (*)
                             employed by The Center for Leadership in School Reform, a
                             non-profit corporation headquartered in Louisville, Kentucky as a Vice President. Mr. Thompson is 53 and has served as
                             a director since 1993.

Richard J. Burrell           Mr. Burrell retired in 1994 after 40 years of service with                    43,895(8)
                             Household International, Inc., a financial services company                       (*)
                             where he served as Governmental Relations Director from
                             1962 until 1994. Mr. Burrell previously has served as president of the Alabama and Florida Financial Services Associations and
                             the Georgia Equity Lenders Association. Mr. Burrell is currently serving as a consultant to the Georgia Financial Services Association and is a director of the Stone Mountain Memorial Association and the Young Harris College Alumni Foundation. Mr. Burrell is 71
                             and was first elected as a director in 1994.

-----------------------------

 *  Less than one percent.

         (1) The stock ownership information shown above has been furnished to the Company by the named persons or obtained from information filed with the Commission. Beneficial ownership as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock, which may be acquired within 60 days. Except as otherwise indicated, the named persons have sole voting and investment power with regard to the shares shown as owned by them.

         (2) With regard to Mr. Alford, the shares shown include (i) 1,704 shares held of record by his spouse and as to which he disclaims beneficial ownership and (ii)3,500 shares which may be acquired by Mr. Alford upon the exercise of stock options granted pursuant to the 1994 Eagle Bancshares, Inc. Directors Stock Option Incentive Plan

(the "DSOP"). Mr. Alford received legal fees from Tucker Federal in the amount of $249,544 during the fiscal year ended March 31, 1999. The legal fees were paid for services rendered by Mr. Alford's law firm on behalf of Tucker Federal for matters involving litigation, title examinations, foreclosure proceedings and the closing of loan transactions, including mortgage title insurance premiums paid to the title insurance company. The fees paid were comparable to fees that could have been obtained in arms-length negotiated transactions with unaffiliated third parties. In addition, in May 1994, Mr. Alford was appointed General Counsel to Tucker Federal and received a retainer from Tucker Federal in the amount of $45,000 during the fiscal year. The portion of the retainer paid for the fiscal year is included in the total amount paid to Mr. Alford above.

         (3) With regard to Mr. Inman, the shares shown include (i) 24,500 shares which may be acquired by Mr. Inman upon the exercise of stock options granted in accordance with Mr. Inman's 1993 employment agreements with Tucker Federal and pursuant to the DSOP; (ii) 23,333 shares which may be acquired by Mr. Inman upon the exercise of stock options granted in accordance with Mr. Inman's 1997 employment agreement with Tucker Federal, and (iii) a total of 12,901 shares held for the account of Mr. Inman as a participant in the Plan; See "Compensation of Executive Officers Compensation Committee Report" and "Compensation of Executive Officers - Executive Employment Agreements."

         (4) With regard to Mr. Nash, the shares shown include (i) 3,332 shares which are held of record as joint tenants by the spouse and mother-in-law of Mr. Nash as to which he disclaims beneficial ownership, (ii) 5,500 shares which may be acquired by Mr. Nash upon the exercise of stock options granted pursuant to the the DSOP, and (iii) 56,928 shares over which Mr. Nash holds shared voting power as the Executor of the estate of his step-father.

         (5) With regard to Mr. Sechler, the shares shown include (i) 34,500 shares which may be acquired by Mr. Sechler upon exercise of stock options granted in accordance with Mr. Sechler's 1997 employment agreement with the Company and pursuant to the DSOP; (ii) a total of 13,429 shares held for the account of Mr. Sechler as a participant in the Plan; and (iii) 113,000 shares owned by unaffiliated companies in which Mr. Sechler has controlling interests. See "Compensation of Executive Officers - Compensation Committee Report."

         (6) With regard to Mr. Waldrop, the shares shown include (i) 4,000 shares which may be acquired by Mr. Waldrop upon the exercise of stock options granted pursuant to the DSOP, (ii) 13,421 shares which may be acquired upon the exercise of stock options granted upon the conversion of SCFC warrants as a result of the acquisition of SCFC by the Company in 1997 and (iii) 690 shares held in the IRA of Mr. Waldrop's spouse, over which he has shared voting and investment power.

         (7) With regard to Mr. Thompson, the shares shown include 1,500 shares that may be acquired by Mr. Thompson upon the exercise of stock options granted pursuant to the DSOP.

         (8) With regard to Mr. Burrell, the shares shown include 1,000 shares that may be acquired by Mr. Burrell upon the exercise of stock options granted pursuant to the DSOP.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the full Board and through committees. The Board of Directors has standing committees consisting of the Executive Committee, Stock Option Plan Committee, Audit Committee, Compensation Committee, and the Administrative Committee of the DSOP. During the fiscal year ended March 31, 1999, the Board of Directors held seven meetings. No director of the Company attended fewer than 75% of all meetings of the full Board and of each committee on which such director served during this period.

         The Executive Committee, composed of Messrs. Sechler (Chairman), Burrell, Alford, Nash and Inman meets in the interim when the full Board is not in session and may exercise the authority of the Board of Directors except to the extent that such authority shall be limited by the Articles of Incorporation, the Bylaws, any resolution of the full Board or by Georgia Law. The Executive Committee met nine times during the fiscal year ended March 31, 1999.

         The Stock Option Plan Committee, composed of Messrs. Thompson (Chairman), Burrell and Alford administers the 1995 Employee Stock Incentive Plan and the Stock Option Plan and has exclusive power to determine, within the provisions of the plans, persons eligible to participate in the plans and to grant options to eligible employees thereunder. The Stock Option Plan Committee also has the power to interpret and construe any provision of the Stock Option Plan and to make policy consistent with the Stock Option Plan. The Stock Option Plan Committee met six times during the fiscal year ended March 31, 1999.

         The Audit and Compliance Committee of the Company composed of Messrs. Nash (Chairman), Burrell, Waldrop and Thompson, as well as Inman and Sechler, Ex-Officio, also acts as the Audit Committee of the Board of Directors of Tucker Federal. In the capacity as Audit Committee for the Company, it selects the firm to be engaged as independent accountants for the Company for the next fiscal year, reviews the plan for the audit engagement, financial statements, plans and results of internal auditing, and generally reviews financial reporting procedures and reports for regulatory authorities. The Audit and Compliance Committee met five times during the fiscal year ended March 31, 1999.

         The Compensation Committee, composed of Messrs. Burrell (Chairman), Alford, Thompson, Waldrop and Nash has the responsibility of reviewing and approving the compensation of all executive officers of the Company and all officers and employees of Tucker Federal whose total compensation exceeds $100,000 per year and determining the factors and other issues regarding incentive compensation arrangements. The Compensation Committee met seven times during the fiscal year ended March 31, 1999.

         The Administrative Committee of the DSOP, composed of Messrs. Inman (Chairman), Nash and Thompson administers the Eagle Bancshares, Inc. 1994 Directors Stock Option Incentive Plan and has the power to effect the granting of options and interpret the incentive plan pursuant only to the terms and provisions of the plan. The DSOP Administrative Committee met two times during the fiscal year ended March 31, 1999.

         The Finance Committee was formed in August 1998 to review in detail the component financial information for the Company and it's subsidiaries. In its capacity it also reviews peer group information, assesses the capital needs of the Company and reviews trend analysis data. The committee also acts as the Finance Committee for Tucker Federal. It is composed of Messrs. Alford (Chairman), and Waldrop, directors of the Company and Mr. Folds and Mrs. Petrides, directors of Tucker Federal. Messrs. Sechler and Inman serve as ex-officio members. The committee met three times during the fiscal year ended March 31, 1999.

         In addition to the standing committees of the Company, the Board of Directors acted in its capacity as the Nominating Committee and met one time during the fiscal year ended March 31, 1999. While the Board acting as Nominating Committee will consider nominees recommended by the shareholders, it has not actively solicited recommendations from the shareholders for nominees.

         Article X of the Company's Restated Articles of Incorporation, as amended, sets forth the procedures for shareholder nominations and proposals.
Article X states that nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of shareholders may be made by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. In order for a shareholder to make any such nomination and/or proposal, he or she must give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than ten days nor more than sixty days prior to any such meeting. However, if less than 17 days notice of the meeting is given to shareholders, such written notice must be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Each such notice given by a shareholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of Common Stock beneficially owned by each such nominee.

         The Board of Directors of Tucker Federal has the following standing committees in addition to the Audit Committee described above: the Executive Committee, and the Finance and Investment Committee. Such committees are composed of both inside and outside directors of Tucker Federal and perform those duties customarily performed by committees of such designations in other financial institutions. The Audit Committee meets quarterly with Tucker Federal's Internal Auditor.

DIRECTOR COMPENSATION

         Members of the Board of Directors of the Company receive $300 for each full Board and $200 for each committee meeting attended for their services as directors of the Company. Directors of Tucker Federal receive an annual fee of $5,000, payable quarterly, in addition to $400 for each Board meeting attended. Executive Committee members of Tucker Federal receive a fee of $200 for each such committee meeting attended and members of all other Tucker Federal committees receive a fee of $300 for each committee meeting attended. In addition certain members of the Board of the Company also serve on the Board of Directors of Eagle Real Estate Advisors, Inc., a subsidiary of the Company and on the Board of Directors of Eagle Service Corporation, a subsidiary of Tucker Federal. Directors of Eagle Real Estate Advisors receive $200 for each Board meeting attended and Directors for Eagle Service Corporation receive $300 for each quarterly Board meeting attended.

         The outside directors of the Company are eligible for selection to participate in the Deferred Compensation Plan and the Performance Plan both described on page 13 in the section entitled "Compensation of Executive Officers."

         EAGLE BANCSHARES, INC. 1994 DIRECTORS STOCK OPTION INCENTIVE PLAN. On February 10, 1994, the Board of Directors of the Company approved and adopted the DSOP. Generally, the DSOP provides for grants of nonqualified stock options to be made to directors of the Company or Tucker Federal on and after February 10, 1994, as follows:

         Upon the adoption of the plan for then current directors or upon initially becoming a director of the Company Tucker Federal, thereafter, an individual receives an option to purchase 2,000 shares of Common Stock, which is exercisable on the date of grant; and

         Upon beginning any term as a director of the Company or Tucker Federal, if the individual is not already a member of the Company's Board, an individual receives an option to purchase 1,500 shares of Common Stock which vests at the rate of 500 shares per full year of service as a director thereafter.

All options granted under the DSOP expire no later than the date immediately following the 10th anniversary of the date of grant, and may expire sooner in the event of the disability or death of the optionee, or if the optionee ceases to serve as a director. All options granted under the DSOP may not be assigned or transferred except upon death, and the exercise price of all options issued under the DSOP is the fair market value of the Common Stock on the date that the option is granted.

         During the fiscal year ended March 31, 1999, options to purchase 1,500 shares of Common Stock were granted to Mr. Sechler and Mrs. Petrides under the DSOP. Mrs. Petrides is a director of Tucker Federal.

         TUCKER FEDERAL SAVINGS AND LOAN ASSOCIATION DIRECTOR'S RETIREMENT PLAN. Participants under the Tucker Federal Savings and Loan Association Director's Retirement Plan (the "Director's Retirement Plan") will receive a benefit in the form of a monthly annuity for the life of the participant with payments commencing as of the first day of the month following the later of (i) the date on which the participant is no longer a Director or (ii) the date on which the participant attains age 65 (the "payment commencement date") and continuing until the first day of the month in which the participant's death occurs if the participant survives until his payment commencement date (although monthly payments are suspended during any period in which the participant again serves as a Director). A participant who dies prior to his payment commencement date will receive no monthly benefit under the Directors' Retirement Plan.

         The amount of a participant's monthly payments under the Directors' Retirement Plan is generally equal to the product of (i) the average monthly compensation (including only compensation paid for service as a Director) of the participant, and (ii) a percentage based upon the participant's years of service ranging from 0% with less than six years of service up to 100% with at least twelve years of service. A participant's average monthly compensation is determined by averaging the participant's monthly compensation during the 24-month period in the participant's compensation history during which the participant's compensation is the highest.

         In addition to the monthly benefit (if any) provided to a participant under the Directors' Retirement Plan, a participant also is generally entitled to an additional lump sum benefit if (i) the participant has completed at least 12 but not 18 or more years of service as of the date on which the participant is no longer a Director, or (ii) the participant was a Director as of the effective date of the Directors' Retirement Plan, has completed 12 years of service as of such date and ceases to be a Director as of, or prior to, the end of his current term of service as a Director. The lump sum benefit payable to such participants is 2,000 shares of the Common Stock of the Company or a cash payment equal to the fair market value (determined in accordance with the provisions of the DSOP and determined as of the date of payment) of such 2,000 shares, whichever is elected by the participant.

         Generally, all benefits under the Directors' Retirement Plan are unsecured obligations of Tucker Federal, and participants do not, and cannot, make contributions to fund benefits under the Directors' Retirement Plan. Generally, the Directors' Retirement Plan is not funded and benefit payments are made directly by Tucker Federal, although Tucker Federal may make discretionary contributions to a trust to aid in funding the benefits to be provided under the Directors' Retirement Plan, and, upon a change of control (as defined in the Directors' Retirement Plan), the Company must, within ten days of the change of control, make an irrevocable contribution to a trust in an amount sufficient to pay all accrued benefits and lump sum benefits to which participants are entitled as of the date of the change of control.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following provides information as of March 31, 1999 as to the name, age and position of the executive officers who are not directors of the Company, including all positions and offices with the Company and its subsidiaries and their business experience during the past five years and shares of Common Stock beneficially owned. Information with respect to executive officers who are directors of the Company is set forth under "Information Regarding Nominees and Directors." There are no agreements or understandings between any officer and any other person pursuant to which any officer was selected.

                                                                                                      Shares
                                                                                                      Beneficially
Name and Age                   Current Position(s) and Business Experience                            Owned(1)(%)
------------                   -------------------------------------------                            ------------

LuAnn Durden                   Mrs. Durden has been Senior Vice President and Chief
(39)                           Financial Officer of Tucker Federal since 1994 and was                  42,167(2)
                               Internal Auditor and Vice President of Finance of                           (*)
                               Tucker Federal from 1987 to 1994. Prior to joining
                               Tucker Federal, Mrs. Durden was a Senior Auditor with
                               Peat Marwick Mitchell & Co. She was elected Executive
                               Vice President and Chief Financial Officer of the Company
                               in 1997.

Betty Petrides                 Mrs. Petrides has been Executive Vice President of the                 110,699(3)
(45)                           Company since 1997 and of Tucker Federal since 1988                      (1.99%)
                               and Secretary of Tucker Federal since 1989. She was
                               elected to the Board of Directors of Tucker Federal in
                               April 1995. She was elected Executive Vice President
                               of the Company in 1997.

---------------------

*  Less than one percent.

(1) The stock ownership information shown above has been furnished to the Company by the named persons. Beneficial ownership as reported in this table has been determined in accordance with regulations of the Commission and includes shares of Common Stock which may be acquired within 60 days. Except as otherwise indicated, the named persons have sole voting and investment power with regard to the shares shown as owned by them.

(2) With regard to Mrs. Durden, the shares shown include (i) 34,664 shares that may be acquired upon exercise of stock options granted in accordance with the terms and conditions of the Stock Option Plan and the 1995 ESIP, and (ii)7,503 shares held for her account as a participant in the Plan.

(3) With regard to Mrs. Petrides, the shares shown include (i) 66,332 shares that may be acquired upon exercise of stock options granted in accordance with employment agreements with Tucker Federal and pursuant to the Stock Option Plan and DSOP; and (ii) 9,367 shares held for the account of Mrs. Petrides as a participant in the Plan. See "Compensation of Executive Officers Compensation Committee Report" and "Compensation of Executive Officers - Executive Employment Agreements."

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT

                  The following report of the Compensation Committee of the Board of Directors (the "Committee") discusses generally the Committee's executive compensation objectives and policies in connection with developing and implementing compensation for executive officers and the relationship of those objectives and policies to corporate performance for the fiscal year ended March 31, 1999. The committee also approves broad-based and special compensation plans across the Company for members of the Executive Management Team of Tucker Federal Bank, and for the most senior members of corporate staff. The report specifically discusses the Committee's bases for compensation of the executive officers of the Company and Tucker Federal named in the Summary Compensation Table. In executing its compensation responsibilities, the Committee previously engaged SNL Compensation Services, a joint venture between the law firm of Housley Kantarian & Bronstein and SNL Securities, (1) to review and evaluate all compensation plans, contracts and other compensation practices in connection with executive compensation of the Company, (2) to review compensation packages at comparable institutions and (3) to recommend changes to any of those plans or other practices as the firm deemed appropriate in their professional opinion. As a result of the engagement, the Committee adopted certain recommendations and implemented certain changes in the executive compensation program. The Committee continues to closely monitor, and continually upgrade the compensation system for executive officers.

                  Each director serving on the Committee is a disinterested director. The Committee understands that the performance of each executive officer and the structure for the reward of that performance has the potential to directly impact both the short-term and long-term profitability of the Company. Therefore, the structure of the compensation packages for each objective has both short-term and long-term components. Persons covered by this report are C. Jere Sechler, Jr., who serves as both Chairman and President of the Company and of Eagle Service Corporation, a subsidiary of Tucker Federal, and as Chairman of Eagle Real Estate Advisors, a subsidiary of the Company, Richard B. Inman, Jr., who serves as the President of Tucker Federal and of Eagle Bancshares Capital Group, a subsidiary of the Company designed to provide mezzanine financing, Betty Petrides, who serves as Executive Vice President of the Company and of Tucker Federal and Corporate Secretary of Tucker Federal , and LuAnn Durden, who serves as Executive Vice President and Chief Financial Officer of the Company and of Tucker Federal. Each of these individuals is compensated in an amount greater in total than $100,000 per year and occupies a position that has the ability to directly influence policy decisions in the Company or Tucker Federal.

                  EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES. The mission of the Committee is to provide for a compensation system that not only supports the Company's strategic direction but that balances competitive pay requirements and business economics. We believe that the interests of shareholders are best served by closely aligning corporate performance objectives to executive compensation. It is expected that compensation will vary annually based upon both Company and individual executive performance. The Committee believes that compensation should be based upon both short-term and long-term measurements and be directly and visibly tied to Company performance, thus introducing substantial risk in the payout levels. This approach is best demonstrated in the amounts reflected under the Bonus column of the Summary Compensation Table from 1997 to 1999. The Committee continues to be guided by the following policies for compensation decisions:

- The Company seeks to attract and retain highly qualified employees at all levels, and in particular, those whose performance is most critical to the Company's success. The total compensation package must be designed with the current competitive employment environment in mind in order to attract the best and brightest executives, provide a motive for high level individual performance and retain executives whose skills and leadership are essential for building long-term shareholder value.

- We establish annual incentive bonus compensation for executive officers that is directly tied to the Company's strategic objectives and rewards for individual performance within those objectives. Such performance is generally measured on the performance of a business unit or on the performance of the Company as a whole, or using both criteria, as the nature of an executive's responsibilities may dictate.

- It is the Committees long standing philosophy to strongly encourage stock ownership by both directors and senior management. Therefore, the implementation of long-term equity incentives that align executive compensation with benefits realized by all shareholders is a significant portion of executive compensation.

                  Total executive compensation consists of base salary, cash bonus compensation that has a potential to be paid out annually (short-term incentive) and a combination of stock options and grants that vest over a longer period of time (long-term incentive). All these components are determined by an ongoing review of changes in the Company's and its individual business units' overall financial results over time, as well as similar data for compensation packages from financial institutions both within the Southeast and in a broader geographic range that are of comparable size to our Company, to the extend available. The Company's base salary level for executive officers is below the median of base salaries of the financial institutions included in the review.

                  Short-term incentives or cash bonus payments are based upon predetermined corporate performance measures as well as achievements over which the individual has control. Return on equity target levels are the principal corporate performance measures used to determine bonus amounts. A formula of other performance factors such as earnings per share, return on equity, market share, efficiency ratio, Company and profit center earnings, internal and external customer service indicators and organizational development and community involvement are also considered and weighted in the awarding of bonus compensation. The formula provides for awards ranging in amount from 25% of base salary at the threshold performance level to bonuses that exceed 100% of base salary at the maximum performance level for Mr. Inman, and from 10% to 50% of base salary for Mrs. Durden. Short term incentive compensation cannot be earned regardless of Company performance when the level of nonperforming assets and delinquencies exceed 3% of the total assets of the Company on the last day of any fiscal year. These criteria serve to insure a continued level of safety and soundness for the Company.

                  Long-term incentives or the awards of stock options and stock grants are made pursuant to the Company's Stock Option Plan(s). Option grants for Mr. Inman, Mr. Sechler and Mrs. Petrides are subject to three-year vesting, and options granted to Mrs. Durden in 1994 are subject to five year vesting, while options granted to Mrs. Durden in 1998 are subject to three-year vesting. The Committee's belief that a significant portion of senior executives' compensation should be dependent upon value created for the shareholders is shared by many of the peer group institutions used in the analysis done for the Committee by SNL Compensation Services. The Committee believes that both qualified and non-qualified options as well as restricted stock grants are excellent vehicles to accomplish the aligning of interests of executive officers of the Company directly with the interests of shareholders. Options are granted with an exercise price of not less than the fair market value of the Company's Common Stock on the date of grant, thus providing value in the executive's options only if the value for other shareholders is created as well. Options generally are exercisable for a period of ten years. Long-term compensation is a significant component of total executive compensation. While the amount of the awards are not based upon any particular formula, peer group comparisons of stock options and grants as a percentage of base pay is taken into consideration in determining the amount of such awards. It is intended to provide the executive officers with a meaningful ownership interest in the Company, thereby linking compensation both to performance and to the interests of all other shareholders.

                  All of the named executive officers are subject to employment agreements. See "Compensation of Executive Officers - Employment Agreements". Compensation arrangements for those executives are based upon and in accordance with the employment agreements. Officers not named in the Summary Compensation Table and other employees receive total compensation upon the factors noted above, including an incentive performance award component and their base annual compensation.

                  EAGLE BANCSHARES, INC. DEFERRED COMPENSATION PLAN. Effective April 1, 1999, the Board of Directors of the Company adopted the Eagle Bancshares, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan"). Eligible consultants, outside directors and employees who are among a select group of management or highly compensated employees can elect by the beginning of each fiscal year to defer compensation or fees that they would otherwise receive during such fiscal year. The Company, at its discretion, may credit a matching contribution in any amount it chooses for participants who make such deferrals. Earnings and losses are credited to the deferrals and matching contributions. Benefits payable under the Deferred Compensation Plan are unsecured obligations of the Company, but the Company currently intends to contribute participant deferrals, as well as the Company's matching contributions, to a grantor trust that will hold such amounts to pay benefits under the Deferred Compensation Plan. Benefits are paid to participants in cash and generally equal the amount of their deferrals, any matching contributions in which they are vested and earnings and losses credited to such deferrals and vested matching contributions. As part of their annual deferral elections, participants can elect to receive their benefits at retirement, disability, death, termination of employment or at least three years after their elections. In certain other circumstances, participants can receive their benefits earlier, such as in the event of a personal hardship, a change of control of the Company, or simply with the approval of the Administrative Committee which in that event will reduce the amount of the benefit payable by 10%. As a part of their annual deferral elections, participants also can elect whether they want their benefits paid in a lump sum or installments, except that payments must be made in a lump sum in the event of termination of employment, disability, death, a hardship withdrawal, an early withdrawal or a change of control of the Company. The Company can amend or terminate the Deferred Compensation Plan at any time, and in the event of termination, the participants would receive their benefits.

                  EAGLE BANCSHARES, INC. PERFORMANCE STOCK PLAN. The Board of Directors of the Company approved and adopted the Eagle Bancshares, Inc. Performance Stock Plan (the "Performance Plan") effective as of April 1, 1999. Participants in the Performance Plan, include named senior executive officers and directors of the Company and Tucker Federal Bank. Participants are granted a specified number of shares of Restricted Stock under the DSOP or the 1995 ESIP, as applicable, and Phantom Stock ("Units") on each date of grant. The Performance Plan provides that if all or any part of a grant of Restricted Stock may not be made under the DSOP or the 1995 ESIP, as applicable, then the recipient will be granted Units in lieu of Restricted Stock.

                  Grants of Restricted Stock or Units may be made in any Plan Year based upon the percentage increase in earnings per share or Annual Stock Price provided either increase is greater than 15%. When a grant is made to a participant, vesting in the Restricted Stock or Units is subject to the Company achieving a 200% increase in earnings per share or annual stock price. In order to be fully vested, the per share price of Company Common Stock on March 31, 1999 must double or earnings per share of the Company as of the fiscal year end March 31, 1999 must double. When full vesting of the Restricted Stock or Units shall occur, the grant becomes nonforfeitable on a date which is five years following the date of attaining the performance goal or prior to such date on the occurrence of a change in control, as defined in the Performance Plan, the retirement of the participant at age 65 or termination of employment of the participant, without cause. During the period after grant of Restricted Stock or Units but prior to vesting, the participant will be entitled to receive dividends as declared on the Restricted Stock or Units as of each dividend record date. Any grant or portion thereof which is not vested on the date the participant ceases to perform services will be forfeited as of such date. The cash value of the Units granted to a recipient will be paid to the recipient in a single lump sum within sixty days of the date that the Units become vested and not subject to forfeiture. The value of each unit will be equal to the value of a share of the Company's Common Stock on the date of determination.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER OF TUCKER FEDERAL. The compensation of Richard B. Inman, Jr., President and Chief Executive Officer of Tucker Federal, was based upon an employment agreement entered into on October 1, 1993. In connection with the employment agreement, which was approved by the Committee, the base salary was determined based upon the competitive analysis described above, and was subject to adjustment annually by the Committee, provided that the base salary would not have been less than $120,000 per year, and any increases in base salary were not subject to reduction. Mr. Inman's base salary was not adjusted until a new employment agreement was reached between Mr. Inman and Tucker Federal Bank on March 27, 1997. See "Compensation of Executive Officers Employment Agreements." For the year ended March 31, 1999, Mr. Inman was awarded a cash bonus of $150,162.

          OMNIBUS BUDGET RECONCILIATION ACT OF 1993 IMPLICATIONS FOR EXECUTIVE COMPENSATION. It is the responsibility of the Committee to address the issues raised by tax laws that make certain non-performance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to the Company. In this regard, the Committee must determine whether the Company should take any actions with respect to this limit. Given the Company's current level of executive compensation, it is not now necessary to consider this issue. The Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

                           THE COMPENSATION COMMITTEE

                          Richard J. Burrell, Chairman
                                Walter C. Alford
                               Weldon A. Nash, Jr.
                              George G. Thompson, V
                             William F. Waldrop, Jr.








EXECUTIVE COMPENSATION

         SUMMARY OF COMPENSATION. The following table summarizes, for the Company and its subsidiaries, the elements of compensation paid or accrued during the three fiscal years ended March 31, 1999 to the Chief Executive Officer of Tucker Federal and each of the other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended March 31, 1999 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                         Annual Compensation          Long Term Compensation
                                                         -------------------          ----------------------

Name and Principal Position                   Year     Salary($)      Bonus ($) (1)   Securities       All Other
---------------------------                   ----     ---------      ---------       Underlying       Compensation (3)
                                                                                      Options (2)      ------------
                                                                                      -------

Richard B. Inman, Jr., President and Chief    1999     $150,000        $150,162            --             $30,763
Executive Officer of Tucker
Federal, and Treasurer of the Company         1998     $150,000        $154,410            --             $31,000

                                              1997     $126,100        $ 88,800        36,500             $21,321

                                                                Annual Compensation           Long Term Compensation
                                                                -------------------           ----------------------

Name and Principal Position                        Year       Salary($)      Bonus ($) (1)    Securities    All Other
---------------------------                        ----       ---------      ---------        Underlying   Compensation (3)
                                                                                              Options (2)  ------------
                                                                                              -------

C. Jere Sechler, Jr. Chairman of Board and         1999        $175,000             --          1,500        $31,763
President of the Company and of EREA; and
President of Eagle Service Corporation             1998        $198,958             --         68,000        $28,000

                                                   1997        $115,750        $69,375             --        $18,404

Betty Petrides, Executive Vice President of        1999        $125,000             --          1,500        $21,346
the Company and Tucker Federal and
Secretary of  Tucker Federal                       1998        $119,750             --         26,000        $22,094

                                                   1997        $105,400        $69,375             --        $15,517


LuAnn Durden, Executive Vice President and         1999        $105,000        $30,342             --        $ 5,772
Chief Financial Officer of the Company and
Tucker Federal                                     1998        $ 98,125        $52,500         22,000        $ 5,262

                                                   1997        $ 87,917        $23,400             --        $ 9,318



         (1)Reflects cash bonus awards paid during fiscal 1999,1998 and 1997 for the achievement of specific performance criteria (see "Compensation of Executive Officers -- Compensation Committee Report -- Executive Compensation Objectives and Policies").

         (2)All Other Compensation paid during fiscal 1999 includes the following: (i) contributions to the Plan which are made annually by Tucker
Federal: Mr. Sechler - $7463; Mr. Inman - $7463; Mrs. Petrides - $5896; Mrs. Durden - $5772; and (ii) a car allowance in the following amounts: Mr. Sechler - $6,000; Mr. Inman - $5700; Mrs. Petrides - $3900 and Mrs. Durden - $0.

All Other Compensation paid during fiscal 1998 includes the following: (i) contributions to the Plan which are made annually by Tucker Federal: Mr. Sechler
- $8050; Mr. Inman - $6900; Mrs. Petrides - $6894; Mrs. Durden $5262; and (ii) a car allowance in the following amounts: Mr. Sechler - $5600; Mr. Inman - $5100; Mrs. Petrides - $3,300 and Mrs. Durden - $0.

All Other Compensation paid during fiscal 1997 includes the following: (i) contributions to the Plan by Tucker Federal: Mr. Sechler - $8275; Mr. Inman - $7375; Mrs. Petrides - $6587; and Mrs. Durden - $5163 and (ii) a car allowance in the following amounts: Mr. Sechler - $4,800; Mr. Inman - $4,800; Mrs. Petrides - $3,600; and Mrs. Durden - $0.

         OPTIONS. The following table sets forth information regarding the number and terms of stock options granted to the named executive officers during the fiscal year ended March 31, 1999. In addition, in accordance with the rules and regulations of the Commission, set forth is the present value of each option granted, calculated using the Black-Scholes option pricing model.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                Individual Grants
                                -----------------

                                                       % of Total
                                  Number of            Options
                            Securities Underlying      Granted to       Exercise or                        Grant Date
                                   Options             Employees in     Base Price                           Present
Name                           Granted (#) (1)         Fiscal Year        ($/Sh)       Expiration Date     Value($)(2)
----                        ---------------------      -----------        ------       ---------------     -----------

Conrad J.(Jere) Sechler, Jr.       1,500                   2.15%          $19.50           8/27/08           $5.5125

Richard B. Inman, Jr.                 --                     --               --                --

Betty Petrides                     1,500                   2.15%          $19.50           8/27/08           $5.5125

LuAnn Durden                          --                     --               --                --





(1) On August 27, 1998, Mr. Sechler and Mrs. Petrides were each granted options to purchase 1,500 shares of Common Stock at $19.50 per share pursuant to the provisions of the DSOP. The options vest in increments at a rate of 500 shares per full year of service as a director. The Administrative Committee of the DSOP approves the grants of these nonqualified options. Options granted pursuant to the DSOP, represent 2.15% of the total options granted to employees of the Company during fiscal 1999. The options were granted for 10 years, subject to earlier termination upon the occurrence of certain events related to termination of employment or "change in control" of the Company or of Tucker Federal. The exercise price may be paid in cash, by delivery of already owned shares or by a combination thereof, subject to certain conditions.

(2) The "Grant Date Present Value" is calculated using the Black-Scholes Option Valuation Model, assuming a constant dividend yield. This model assumes no dilution effects and includes the following assumptions for the option to purchase 1,500 shares of Common Stock granted to Mr. Sechler (stock price as of the grant date - $19.50), and the option to purchase 1,500 shares of Common Stock granted to Mrs. Petrides (stock price on the date of grant - $19.50): expected volatility -30%; risk free rate of return -5.19%; projected annual dividend -$.64 per share; and period to exercise - ten years, with an estimated exercise period of seven years.

         The following table sets forth option exercises by the named executive officers during the fiscal year ended March 31, 1999, including the aggregate value of gains on the date of exercise. The table also sets forth (i) the number of shares covered by options (both exercisable and unexercisable) as of March 31, 1999 and (ii) the respective value for "in-the-money" options, which represents the positive spread between the exercise price of existing options and the fair market value of the Company's Common Stock at March 31, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                              Number of Securities
                                                             Underlying Unexercised       Value of Unexercised
                                                                Options at Fiscal        In-the-Money Options at
                                                                   Year End(#)              Fiscal Year End($)
                         Shares Acquired        Value
Name                      on Exercise(#)       Realized ($) Exercisable  Unexercisable   Exercisable   Unexercisable
----                      -----------          --------     -----------  -------------   -----------   -------------

Richard B. Inman, Jr             --                 --        47,833        12,167        $ 40,854        $ 6,459

C. Jere Sechler, Jr          14,500            $79,875        34,500        35,000        $ 51,000        $51,000

Betty Petrides                   --                 --        66,332         9,668        $565,279        $ 3,752

LuAnn Durden                     --                 --        34,664         7,336        $120,999        $   501

PERFORMANCE GRAPH

         The Commission requires that the Company provide a line graph presentation that compares the Company's cumulative five year return on an indexed basis with an overall stock market index and either a published industry index or an index of peer companies selected by the Company. The performance graph set forth below compares the Company's cumulative total shareholder return on Common Stock with the cumulative total return of companies on the Standard and Poors 500 Index and on the Standard and Poors Savings and Loan Holding Companies Index. The graph assumes that the value of the investment in the Company's Common Stock in each index was $100 on March 31, 1994 and also assumes dividend reinvestment. The shareholder return reflected below for the five year historical period may not be indicative of future performance.











============================================================================================================

                             3/31/94       3/31/95      3/31/96        3/31/97        3/31/98        3/31/99
------------------------------------------------------------------------------------------------------------

Eagle Bancshares, Inc.        $100          $ 102        $ 142          $ 155          $ 250          $ 176
------------------------------------------------------------------------------------------------------------

S&P 500 Index                 $100          $ 116        $ 153          $ 183          $ 271          $ 321
------------------------------------------------------------------------------------------------------------

S&P Savings and Loan
Holding Co's Index            $100          $ 111        $ 154          $ 229          $ 381          $ 342
============================================================================================================

EXECUTIVE EMPLOYMENT AGREEMENTS

         The Compensation of Richard B. Inman, Jr., President and Chief Executive Officer of Tucker Federal, was based on an employment agreement between Mr. Inman and Tucker Federal entered into on October 1, 1993 and expiring March 31, 1997. The agreement provided for a three-year term of employment and a base salary of not less than $120,000 per year. The agreement further provided for both short-term, performance based cash incentives and for long-term incentive compensation through the award of stock options. Cash compensation and stock options granted under the 1993 agreement are reflected in the "Summary Compensation Table" for the period of the agreement

         On March 25, 1997, Tucker Federal entered into an employment agreement with Mr. Inman, which provides for a base salary of not less than $150,000 per year. The agreement further provides for a performance based, cash bonus based upon criteria established by the Board of Directors annually. The formula for bonus compensation for the period ending March 31, 1999 provided for a cash award of from 25% to in excess of 100% of base salary based upon measurable performance of the executive against threshold, mid-range and maximum goals for the Company which includes, among other things, earnings per share, return on equity and percent of nonaccrual loans and foreclosed property to total assets. The 1997 agreement further stipulates that Mr. Inman will continue to receive his base salary for the greater of (i) the remaining term of the agreement or
(ii) 24 months following termination without cause. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the 1995 ESIP. Pursuant to the agreement, on March 25, 1997, Mr. Inman was granted an incentive stock option to purchase 15,000 shares of Common Stock at $16.75 per share and a nonqualified stock option to purchase 20,000 shares of Common Stock at $16.75. Both options vest in increments of one-third over a three-year period and expire 10 years from the date of grant. The term of the agreement may be extended by resolution of the Board of Directors on each anniversary date of the agreement for an additional one year beyond the then effective expiration date of the agreement. On May 4, 1999, the Board extended the term of the agreement for one additional year. In the event the Agreement terminates in due course at the expiration date by reason of either nonrenewal or nonextension, Mr. Inman is entitled to 100% of his base pay in effect at the time, with such amount to be payable over 12 months.

         The terms of employment of C. Jere Sechler, Jr., as President of Eagle Service Corporation, a wholly owned subsidiary of Tucker Federal, and of Betty Petrides, Executive Vice President of Tucker Federal, had been defined by employment agreements entered into on June 1, 1994. The agreements provided for a three year term of employment and a base salary of not less than $93,750 per year for both Mr. Sechler and Mrs. Petrides. The agreements further provided for both short-term, performance based cash incentives and for long-term incentive compensation through the award of stock options. Cash compensation and stock options granted under the 1994 agreements are reflected in the "Summary Compensation Table" for the period of the agreements. On June 1, 1997, the Company entered into an employment agreement with C. Jere Sechler, Jr. as Chairman, President and Chief Executive Officer with a base salary of not less than $175,000 per year. The 1997 agreement further stipulates that Mr. Sechler will continue to receive his base salary for the greater of (i) the remaining term of the agreement or (ii) 24 months following termination without cause. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the 1995 ESIP. Pursuant to the agreement, on June 1, 1997, Mr. Sechler was granted a nonqualified stock option to purchase 68,000 shares of Common Stock at $15.75 per share. The option vested one-fourth immediately and one-fourth each year over the three year period from the date of the grant and expires ten years from the date of grant. The term of the agreement may be extended by resolution of the Board of Directors on each anniversary date of the agreement for an additional one year beyond the then effective expiration date of the agreement. On June 2, 1998, the Board extended the agreement for one additional year.

         Also, on June 1, 1997, Tucker Federal and the Company entered into an employment agreement with Betty Petrides which provides for a base salary of not less than $125,000 per year to serve as Executive Vice President of Tucker Federal and the Company. The 1997 agreement further stipulates that Ms. Petrides will continue to receive her base salary for the greater of (i) the remaining term of the agreement or (ii) 24 months following termination without cause. The agreement also provides for long-term incentive compensation through the grant of stock options pursuant to the 1995 ESIP. Pursuant to the agreement, on June 1, 1997, Ms. Petrides was granted an incentive stock option to purchase 20,000 shares of Common Stock at $15.75 per share and a non-qualified option to purchase 6,000 shares of Common Stock at $16.50 per share. The option vests in increments of one-third over a three year period and expires ten years from the date of grant. The term of the agreement may be extended by resolution of the Board of Directors on each anniversary date of the agreement for an additional one year beyond the then effective expiration date of the agreement. On June 2, 1998, the Board of Directors extended the agreement for one additional year.

         The compensation of LuAnn Durden, Executive Vice President and Chief Financial Officer of the Company and of Tucker Federal was based on an employment agreement between Mrs. Durden and Tucker Federal entered into on May 17, 1996. This agreement provided for a base salary of $90,000 and for an annual cash incentive award of between 10% and 40% of base pay based upon a matrix containing performance factors including earnings per share, efficiency ratio, return on assets and return on equity. On July 28, 1997 Tucker Federal entered into an employment agreement with Mrs. Durden providing for a base salary of $105,000 per year and a cash incentive award of up to 50% of base pay based upon a performance matrix. The agreement further stipulates that if Mrs. Durden's employment is terminated due to either a Without Cause Termination or a Constructive Discharge (both as defined in the agreement), she is entitled to be paid her then current base salary for an additional 12 month period from the date of such termination. Pursuant to the agreement on July 28, 1998, Mrs. Durden was granted an incentive stock option to purchase 20,000 shares of Common Stock at $17,50 and on August 28, 1998 was granted a non-qualified stock option to purchase 2,000 shares of Common Stock at $16.50. Both options vest in increments of one-third over a three year period and expire 10 years from the date of the grant. The term of the agreement may be extended by resolution of the Board of Directors on each anniversary date of the agreement for an additional one year beyond the then effective date of the agreement. On June 1, 1998, the Board of Directors extended the agreement for one additional year.

         Additionally, the employment agreements of Messrs. Inman and Sechler and Mrs. Petrides and Mrs. Durden, provide that in the event of a "Change of Control" (as hereafter defined) of the ownership of Tucker Federal or the Company, such executives may resign immediately upon notice to the Company. A "Change in Control" includes (i) a transaction resulting in the change in holding or power to vote more than 25% of the voting stock of Tucker Federal or the Company (ii) the acquisition of the ability to control the election of a majority of Tucker Federal's or the Company's directors, (iii) the acquisition of a controlling influence over the management or policies of Tucker Federal or the Company by any person or by persons acting as a group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of Tucker Federal or of the Company ("Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Upon a Change in Control of Tucker Federal or the Company, each executive will receive severance benefits in the event that either
(i) the executive voluntarily terminates his/her employment within 30 days of the date of the change in control or (ii) the executive voluntarily terminates employment within 90 days of the date six months before the event of a Change in Control or the later of the expiration of the Agreement or the second anniversary of the event. In the event of a Change of Control, severance benefits for Mr. Inman, Mr. Sechler and Mrs. Petrides shall be paid in an amount equal to the difference between the Code Section 280G Maximum and the sum of any other "parachute payments" as defined under Code Section 280G (b) (2) that such person receives on account of the Change in Control. Additionally, pursuant to certain Stock Option Agreements entered into upon the granting of stock options under the 1995 ESIP, all outstanding, unexpired options vest immediately upon a Change in Control as defined in the 1995 ESIP.

CERTAIN TRANSACTIONS

From time to time, in the normal course of business, the Company makes loans to it's to executive officers, Directors and Director nominees and their affiliates (including immediate family members). During the fiscal year ended March 31, 1999, no such transactions occurred whose aggregate loan balances exceeded $60,000 at any time during the preceding fiscal year.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and reports in changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended March 31, 1999 its executive officers, directors, and owners of more than ten percent of the Company's Common Stock complied with all such applicable filing requirements.

       PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


         Board of Directors has appointed Arthur Andersen LLP, independent public accountants, as independent accountants for the Company for the fiscal year ending March 31, 2000, which appointment the shareholders are requested to ratify. The appointment will be reconsidered by the directors if not ratified by shareholders.

         Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to shareholders' questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2000.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Proposals of shareholders of the Company intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before March 27, 2000 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy relating to the 2000 Annual Meeting of Shareholders.


              OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING


         The Board of Directors knows of no other matters other than those described herein which may properly come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote on such matters in accordance with their judgment.

         UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, THE COMPANY WILL FURNISH TO SUCH PERSON WITHOUT CHARGE (OTHER THAN FOR EXHIBITS) A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED MARCH 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO EAGLE BANCSHARES, INC., 4419 COWAN ROAD, TUCKER, GEORGIA 30084,
ATTENTION: RICHARD B. INMAN, JR., SECRETARY. SUCH ANNUAL REPORT IS NOT TO BE TREATED AS PART OF THE PROXY SOLICITATION MATERIALS OR AS HAVING BEEN INCORPORATED HEREIN BY REFERENCE.

REVOCABLE PROXY              EAGLE BANCSHARES, INC.
                                  COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints Betty Petrides and Zelma B. Martin, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Eagle Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of the Company, to be held at the Marriott Century Center Hotel, 2000 Century Boulevard, Atlanta, Georgia, on Thursday, August 26, 1999, at 10:30 a.m., local time, and at any and all adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1) Elect as directors the two nominees listed below to serve for a term of three years or until their successors have been duly elected and qualified:

     [ ] FOR BOTH NOMINEES listed below             [ ] WITHHOLD AUTHORITY to vote
         (except as marked to the contrary below).      for both nominees listed  below.

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

     Richard B. Inman, Jr. and Walter C. Alford.

2) Ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March 31, 2000.

     [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

      PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

           (Continued and to be signed and dated on the reverse side)

                        (Continued from the other side)


PROXY - SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" PROPOSALS 1 AND 2 LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to the Corporate Secretary, or by executing and delivering to the Corporate Secretary a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.



                                        ---------------------------------
                                        Signature



                                        ---------------------------------
                                        Signature, if shares held jointly



                                        Date:
                                              ---------------------------


Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.



        Do you plan to attend the Annual Meeting     [ ] YES     [ ] NO